CUSIP No. N14506104	13G	Page 1 2 of 13

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Ordinary Shares of Elastic N.V.

Date: February 11, 2020

AU SPECIAL INVESTMENTS, L.P.

By:	Greenspring FF-GP III, LLC, its sole general partner

By:	Greenspring SPV, LLC, its sole member

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING FF-GP III, LLC

By:	Greenspring SPV, LLC, its sole member

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING SPV, LLC

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING ASSOCIATES, LLC

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

CUSIP No. N14506104	13G	Page 13 of 13

*
Charles Ashton Newhall

*
James Lim

*By:	/s/ Eric Thompson
Eric Thompson
As attorney-in-fact

This Agreement was executed by Eric Thompson on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was attached as Exhibit 2 to the Reporting Person’s initial filing on Schedule 13G filed on February 12, 2019, and is incorporated by reference herein.